As filed with the Securities and Exchange Commission on July 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Rentals, Inc.
United Rentals (North America), Inc.
(FOR OTHER CO-REGISTRANTS, PLEASE SEE
“TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)
(Exact Names of Registrants as Specified in their Charters)
Delaware		06-1522496
Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359 (Primary Standard Industrial Classification Code Number)	86-0933835 (IRS Employer Identification Number)

100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrants’ Principal Executive Offices)

Joli L. Gross
Senior Vice President, General Counsel and Corporate Secretary
100 First Stamford Place, Suite 700
Stamford, Connecticut 06902
(203) 622-3131
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	William V. Fogg Matthew G. Jones Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reportingcompany ☐
Emerging growthcompany ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act: ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee(4)
United Rentals, Inc.
Debt securities
Shares of common stock, par value $0.01 per share
Shares of preferred stock, par value $0.01 per share
Warrants
United Rentals (North America), Inc.
Unsecured debt securities
Secured debt securities
Guarantees(3)
Total

(1)
There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
United Rentals, Inc. will, and certain subsidiaries of United Rentals (North America), Inc. may, fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of United Rentals (North America), Inc. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is being paid in respect of the guarantees. The guarantees will not be traded separately.

(4)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the filing fees relating to the securities that are registered and available for sale under this Registration Statement.

TABLE OF CO-REGISTRANTS
Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Highway Technologies Gulf, LLC	06-1604996	Delaware
United Rentals Realty, LLC	30-0505322	Delaware
Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o United Rentals (North America), Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, (203) 622-3131.
Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Joli L. Gross, Senior Vice President, General Counsel and Corporate Secretary, 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, (203) 622-3131.

PROSPECTUS
United Rentals, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Unsecured Debt Securities
Secured Debt Securities
(and guarantees thereon)

United Rentals, Inc. (“Holdings”) may, from time to time, offer and sell senior debt securities, common stock, preferred stock and warrants. United Rentals (North America), Inc. (“URNA”) may, from time to time, offer and sell senior secured, senior unsecured and senior subordinated debt securities, and Holdings will, and certain of URNA’s subsidiaries including United Rentals (Delaware), Inc., United Rentals Highway Technologies Gulf, LLC and United Rentals Realty, LLC may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The debt securities, preferred stock and warrants of Holdings and the debt securities of URNA may be convertible into, or exercisable or exchangeable for, common stock, preferred stock or other securities of Holdings. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts and any over-allotment options. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
The common stock of Holdings is traded on the New York Stock Exchange under the symbol “URI.” On July 29, 2021, the closing sale price of our common stock on the New York Stock Exchange was $322.46 per share.
You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.
Investing in our securities involves certain risks. See the section titled “Risk Factors” beginning on page 5 of this prospectus and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our debt securities, common stock, preferred stock or warrants, as applicable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated July 30, 2021.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN ITS RESPECTIVE DATE. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement, together with this prospectus, which will contain more specific information about the terms of the offering and the offered securities. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet website at http://www.sec.gov.
We also make available on our Internet website, free of charge, our annual, quarterly and current reports, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.unitedrentals.com. The information contained on our website is not incorporated by reference into this document.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement and the documents incorporated by reference herein for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet website listed above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents (or portions thereof) or information deemed to have been furnished and not filed in accordance with SEC rules and regulations):
(1)
Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on January 27, 2021;

(2)
Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 28, 2021;

(3)
Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on July 28, 2021;

(4)
Current Reports on Form 8-K filed on April 16, 2021 (Item 1.01 only), May 7, 2021, May 25, 2021, June 25, 2021 and July 2, 2021.

(5)
The description of our capital stock contained in a registration statement filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

(6)
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless such exhibits are specifically incorporated by reference into those documents. You can request those documents from United Rentals, Inc. at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, Attention: Corporate Secretary, telephone number (203) 622-3131.
When we refer to “United Rentals,” the “Company,” “we,” “our” or “us” in this prospectus, we mean Holdings and its consolidated subsidiaries unless otherwise specified and unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
We have included in, or incorporated by reference into, this prospectus forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected by any forward-looking statements. See the section titled “Risk Factors” below for information regarding certain important factors that could cause our actual results to differ materially from those projected in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made.

THE COMPANY
United Rentals is the largest equipment rental company in the world, with an integrated network of 1,332 rental locations as of June 30, 2021. We primarily operate in the United States and Canada, and have a limited presence in Europe, Australia and New Zealand. In 2020 and the six months ended June 30, 2021, we generated total revenue of $8.5 billion and $4.3 billion, including $7.1 billion and $3.6 billion of equipment rental revenue, respectively.
As of June 30, 2021, our fleet of rental equipment included approximately 745,000 units. The total original equipment cost of our fleet, based on the initial consideration paid, was $15.1 billion as of June 30, 2021. The fleet includes:
•
General construction and industrial equipment, such as backhoes, skid-steer loaders, forklifts, earthmoving equipment and material handling equipment. In 2020, general construction and industrial equipment accounted for approximately 43 percent of our equipment rental revenue;

•
Aerial work platforms, such as boom lifts and scissor lifts. In 2020, aerial work platforms accounted for approximately 27 percent of our equipment rental revenue;

•
General tools and light equipment, such as pressure washers, water pumps and power tools. In 2020, general tools and light equipment accounted for approximately 8 percent of our equipment rental revenue;

•
Trench safety equipment, such as trench shields, aluminum hydraulic shoring systems, slide rails, crossing plates, construction lasers and line testing equipment for underground work. In 2020, trench safety equipment accounted for approximately 6 percent of our equipment rental revenue;

•
Power and HVAC (heating, ventilating and air conditioning) equipment, such as portable diesel generators, electrical distribution equipment and temperature control equipment. In 2020, power and HVAC equipment accounted for approximately 9 percent of our equipment rental revenue;

•
Fluid solutions equipment, primarily used for fluid containment, transfer and treatment. In 2020, fluid solutions equipment accounted for approximately 7 percent of our equipment rental revenue; and

•
Mobile storage equipment and modular office space.   These products were introduced following our May 2021 acquisition of General Finance Corporation.

In addition to renting equipment, we sell new and used rental equipment as well as related contractor supplies, parts and service.
Our principal executive offices are located at 100 First Stamford Place, Suite 700, Stamford, Connecticut, 06902, and our telephone number is (203) 622-3131.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our debt securities, common stock, preferred stock or warrants, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will use the proceeds from the sale of the securities to repay our outstanding debt, to retire other securities or to provide funds for general corporate purposes.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE
We may use this prospectus to offer from time to time:
•
Debt securities.   The debt securities may be senior debt securities or, in the case of URNA, senior secured, senior unsecured or senior subordinated debt securities. The debt securities may be convertible into, or exchangeable for, Holdings’ common stock, preferred stock or other securities. In the case of debt securities issued by URNA, Holdings will, and certain of URNA’s subsidiaries may, fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. The senior unsecured debt securities of URNA will rank equally in right of payment with any of URNA’s other senior debt. The subordinated debt securities of URNA will be unsecured and will rank junior in right of payment and priority to any senior debt of URNA. URNA’s secured debt securities will rank equally in right of payment with, but will be effectively senior to, the senior unsecured debt securities of URNA to the extent of the value of the assets securing such debt.

•
Shares of common stock, par value $0.01 per share, of Holdings.

•
Shares of preferred stock, par value $0.01 per share, of Holdings. The preferred stock may be convertible into, or exchangeable for, other series of Holdings’ preferred stock or common stock. We may offer different series of preferred stock with different dividend, voting, conversion, redemption and liquidation rights.

•
Warrants.   These warrants may be issued by Holdings for the purchase of our debt securities, common stock or preferred stock. Warrants may be issued independently or together with debt securities, common stock or preferred stock, and may be attached to or separate from those securities.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities to the extent they are not described in this prospectus.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.
Please note that, in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer either to Holdings or to URNA, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled “— Book-Entry, Delivery and Form.”
Debt Securities May Be Senior or Senior Subordinated and May Be Secured or Unsecured
Holdings and URNA may issue debt securities which, in the case of Holdings, will be senior unsecured debt securities and, in the case of URNA, may be senior secured, senior unsecured or senior subordinated debt securities. Neither the senior unsecured debt securities nor the senior subordinated debt securities will be secured by any property or assets of Holdings, URNA or any of their respective subsidiaries. Thus, by owning such debt security, you are an unsecured creditor of Holdings or URNA, as the case may be. As a result, such senior unsecured debt securities and senior subordinated debt securities will be structurally subordinate to the secured indebtedness of Holdings or URNA, as the case may be, including any senior secured debt securities, to the extent of the value of the applicable collateral. In addition, the debt securities may be convertible into, or exchangeable for, Holdings’ common stock, preferred stock or other securities.
The senior unsecured debt securities will be issued under the applicable senior debt indenture, as described below, and will rank equally with all the other senior unsecured and unsubordinated debt of Holdings or URNA, as the case may be.
The senior subordinated debt securities of URNA will be issued under the senior subordinated debt indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of URNA’s “senior indebtedness,” as defined in the senior subordinated debt indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of URNA’s most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on issuance of additional senior indebtedness. Holdings’ senior indebtedness will be structurally subordinate to the indebtedness of URNA and will be structurally subordinate to the indebtedness of the subsidiaries of URNA. URNA’s indebtedness is, and any additional indebtedness of URNA will be, structurally subordinate to the indebtedness of URNA’s subsidiaries (except to the extent such subsidiary guarantees and/or secures such indebtedness and solely to the extent of such guarantee and/or such collateral) and will be structurally senior to any indebtedness of Holdings (except to the extent URNA guarantees such indebtedness and solely to the extent of such guarantee).
When we refer to “senior debt securities,” we mean both the senior debt securities of Holdings and the senior debt securities (both secured and unsecured) of URNA, unless the context requires otherwise. When we refer to “senior subordinated debt securities,” we mean the senior subordinated debt securities of URNA, unless the context requires otherwise. When we refer to “debt securities,” we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise.
Limitation of Pledges of Stock of Subsidiaries
The collateral for any secured debt securities shall include securities of a subsidiary of URNA only to the extent that URNA determines that the inclusion of such securities in the collateral will not result in

Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements or summarized financial information (and other non-financial information) of such subsidiary individually or on a combined basis to be filed with the SEC. The new Rule 13-02, which amended Rule 3-16 and became effective on January 4, 2021, does not require separate financial statements of a subsidiary to be filed with the SEC as a result of the pledge of the capital stock and other securities of such subsidiary. In the event that Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is amended or further amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements or summarized financial information (and other non-financial information) of any subsidiary of URNA due to the fact that such subsidiary’s capital stock or other securities secure any debt securities of URNA, then the capital stock or other securities of such subsidiary will automatically be deemed not to be part of the collateral securing the debt securities but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence. In such event, the notes collateral documents may be amended or modified, without the consent of any holder of secured debt securities, to the extent necessary to exclude such shares of capital stock or other securities that are so deemed to not constitute part of the collateral securing any debt securities of URNA.
In the event such subsidiary’s capital stock or other securities are deemed not to constitute a part of the collateral securing any debt securities of URNA as a result of any such amendment, modification or interpretation described in the preceding paragraph, and Rule 3-16 or new Rule 13-02 of Regulation S-X under the Securities Act is further amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s capital stock or other securities to secure debt securities of URNA in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements or summarized financial information (and other non-financial information) of such subsidiary, then the capital stock of such subsidiary will automatically be deemed to be a part of the collateral securing any debt securities of URNA. In such event, the notes collateral documents may be amended or modified, without the consent of any holder of secured debt securities, to the extent necessary to add such shares of capital stock or other securities that are so deemed to constitute part of the collateral securing any debt securities of URNA.
The Senior Debt Indenture of Holdings
The senior debt securities of Holdings are governed by a document called an indenture. Each indenture is a contract between Holdings, as the issuer of the debt securities, and Wells Fargo Bank, National Association, which will initially act as trustee.
The trustee has two main roles:
•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “— Events of Default.”

•
Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture or the trustee with respect to any debt securities of Holdings, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.
The Senior Debt Indenture, the Senior Secured Debt Indenture and the Senior Subordinated Debt Indenture of URNA
The senior secured debt securities, senior unsecured debt securities and the senior subordinated debt securities of URNA are each governed by a document called an indenture — the senior secured debt indenture, in the case of the senior secured debt securities, the senior debt indenture, in the case of the senior unsecured debt securities, and the senior subordinated debt indenture, in the case of the senior subordinated debt securities. Each indenture is a contract between (i) URNA, as issuer of the debt securities, (ii) Holdings and certain subsidiaries of URNA, if applicable, as guarantors, and (iii) Wells Fargo Bank, National Association, which will initially act as trustee and, in the case of the senior secured debt securities, as the notes collateral agent. The indentures governing the debt securities of URNA are substantially identical, with certain exceptions such as the provisions relating to subordination, which are included only in the senior subordinated debt indenture, and certain provisions related to security, which are included only in the senior secured debt indenture.
Under each indenture, Holdings will, and certain subsidiaries of URNA may, fully and unconditionally guarantee, jointly and severally, to each holder and the trustee, the full and prompt performance of URNA’s obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Holdings and those subsidiaries of URNA will be subordinated to the senior indebtedness of Holdings or such subsidiary guarantor, as applicable, on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of URNA.
The prospectus supplement will describe any additional terms of the guarantee and will identify any subsidiary guarantors of those debt securities.
The trustee under each indenture has two main roles:
•
First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “— Events of Default.”

•
Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture, the guarantors or the trustee with respect to any debt securities of URNA, we mean the indenture under which those debt securities are issued, Holdings and any subsidiary guarantors of those debt securities and the trustee acting pursuant to that indenture.
We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. This section of the prospectus summarizes terms of the securities that apply generally to all series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, whether it be a series of the senior debt securities or senior subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
As you read this section of the prospectus, please remember that the specific terms of the debt securities will be described in the accompanying prospectus supplement and that such description may modify or replace the general terms described in this section. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.
Principal Amount, Stated Maturity and Maturity
The “principal amount” of a debt security means the principal amount, plus the premium, if any, payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.

The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Terms Contained in the Prospectus Supplement
The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:
•
whether the issuer of the debt securities is Holdings or URNA;

•
the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•
whether the debt securities are secured or unsecured;

•
any limit on the aggregate principal amount of debt securities of such series;

•
the date or dates on which the principal of any debt securities is payable;

•
the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

•
the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•
the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

•
any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

•
our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

•
if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

•
if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);
•
if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•
if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

•
that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

•
any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•
any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

•
if the debt securities may be converted into, or exchanged for, common or preferred stock or other securities of Holdings, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the number of shares of common or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Holdings’ common or preferred stock or such other securities;

•
in the case of debt securities issued by URNA, any additional terms of the guarantee and, if the debt securities are guaranteed by certain subsidiaries of URNA, the identity of the subsidiary guarantors; and

•
any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the prospectus supplement.
Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.
Certain Covenants
The indenture may include covenants of Holdings, URNA or any subsidiary guarantors, as the case may be. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Sale of Assets, Etc.
The indenture may restrict the ability of Holdings, URNA and/or certain of URNA’s subsidiaries to enter into certain transactions, including a transaction or series of transactions pursuant to which Holdings, URNA or certain of URNA’s subsidiaries merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons. The terms of any such restriction applicable to a series of debt securities will be set forth in the prospectus supplement.
Events of Default
The following will be “Events of Default” under the indenture:
(i)
default in the payment of the principal of, or premium (if any) on, any of the debt securities, when due and payable (at stated maturity, upon optional redemption, or otherwise), whether or not prohibited by the subordination provisions of the indenture, if any;

(ii)
default in the payment of an installment of interest on any debt security, when due and payable, for 30 days, whether or not prohibited by the subordination provisions of the indenture, if any;

(iii)
certain events relating to our bankruptcy, insolvency or reorganization;

(iv)
if applicable, any of the guarantees ceases to be in full force and effect or any of the guarantees is declared to be null and void and unenforceable or any of the guarantees is found to be invalid or Holdings or any of the subsidiary guarantors denies its liability under its guarantee (other than by reason of release of Holdings or the subsidiary guarantor in accordance with the terms of the indenture) and such event continues for 10 business days; and

(v)
if the debt securities are senior secured debt securities, any of the “notes collateral documents” (as defined in the senior secured debt indenture) shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms of such indenture), or URNA or a guarantor, in each case that is a party to any of the notes collateral documents shall so assert in writing, or (b) the lien created by any of the notes collateral documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the collateral (other than in connection with any termination of such lien in respect of any collateral as permitted by the indenture or by any of the notes collateral documents), and such failure of such lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days.

The prospectus supplement will specify any additional Events of Default with respect to a particular series of debt securities. If an Event of Default (other than an Event of Default covered by clause (iii) above) will occur and be continuing, the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding, by notice to the trustee and us, may declare the principal of, premium (if any) and accrued and unpaid interest (if any) on all of the outstanding debt securities due and payable immediately. If an Event of Default specified in clause (iii) above occurs and is continuing, then the principal of, and premium (if any) and accrued and unpaid interest (if any) on, all the outstanding debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities. After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities, by written notice to us and the trustee, may rescind such declaration if:
(i)
we have paid or deposited with the trustee a sum sufficient to pay:

(a)
all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

(b)
all overdue interest on all debt securities;

(c)
the principal of, and premium (if any) on, any debt securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the debt securities; and

(d)
to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the debt securities which has become due otherwise than by such declaration of acceleration;

(ii)
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)
all Events of Default, other than the non-payment of the principal of, and premium (if any) and interest on, the debt securities that has become due solely by such declaration of acceleration, have been cured or waived.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past defaults under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.
No holder of any of the debt securities has any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless (i) such holder has previously given written notice to the trustee of a continuing Event of Default, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request to the trustee to institute such proceeding as the trustee under the debt securities and the indenture, (iii) such holders have offered to the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee has failed to institute such proceeding within 45 days after receipt of such notice, request and offer of indemnity and (v) the trustee, within such 45-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding debt securities. Such limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of the principal of, or premium (if any) or interest on, such debt security on or after the respective due dates expressed in such debt security.
During the existence of an Event of Default, the trustee is required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the trustee, whether or not an Event of Default will occur and be continuing, the trustee is not under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders will have offered to the trustee security or indemnity satisfactory to it. Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee under the indenture.
If a default or an Event of Default occurs and is continuing and is known to the trustee, the trustee will deliver to each holder of the debt securities notice of the default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a default or an Event of Default in payment of the principal of, or premium (if any) or interest on, any debt securities, the trustee may withhold the notice to the holders of such debt securities if the trustee in good faith determines that withholding the notice is in the interest of the holders of the debt securities.
We are required to furnish to the trustee annual statements as to our performance of our obligations under the indenture and as to any default in such performance.
No Liability for Certain Persons
No director, officer, employee or stockholder of Holdings or URNA, nor any director, officer or employee of any subsidiary guarantor, as such, will have any liability for any obligations of Holdings, URNA or any such subsidiary guarantor, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:
(i)
either:

(a)
all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or repaid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(b)
all debt securities not theretofore delivered to the trustee for cancellation (except lost, stolen or destroyed debt securities which have been replaced or paid) have become due and payable, will become due and payable at their stated maturity within one year or will become due and payable within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for the principal of, and premium (if any) and interest on, the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)
we have paid all other sums payable under the indenture by us; and

(iii)
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers
From time to time, we, when authorized by a resolution of our or URNA’s Board of Directors, as applicable (the “Board”), the trustee and the notes collateral agent, as applicable, may, without the consent of the holders of any outstanding debt securities, enter into any additional or supplemental notes collateral documents, amend, waive or supplement the indenture, the notes collateral documents, the intercreditor agreement or the debt securities, as applicable, for certain specified purposes described in the applicable prospectus supplement, including, among other things, adding to our covenants or surrendering any right or power conferred upon us in the indenture, securing any of the debt securities, curing ambiguities, omissions, mistakes, defects or inconsistencies, qualifying (or maintaining the qualification of) the indenture under the Trust Indenture Act of 1939, adding guarantees or releasing or discharging guarantees in accordance with the terms of the indenture, providing for uncertificated notes in addition to or in place of certificated notes, making such provisions as necessary (as determined in good faith by us) for the issuance of additional notes or evidencing and providing for the acceptance and appointment under the indenture of a successor trustee pursuant to the requirements thereof; provided, however, that such amendments, waivers or supplements do not adversely affect the rights of any holder of debt securities or release collateral from the lien of the indenture or the notes collateral documents. Other amendments and modifications of the indenture, the notes collateral documents, the intercreditor agreement or the debt securities may be made by us, the trustee and the notes collateral agent, if applicable, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities; provided, however, that, in regard to senior secured debt securities, without the consent of at least 75% in aggregate principal amount of secured notes then outstanding, an amendment, modification or waiver may not (a) effect a release of all or substantially all of the collateral from the liens securing the indenture obligations or (b) release any guarantor from any of its obligations under its guarantee or the indenture, and provided further that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
(i)
reduce the principal amount of, extend the stated maturity of or alter the redemption provisions of, any debt security;

(ii)
change the currency in which any debt security or any premium or the interest thereon is payable;

(iii)
reduce the percentage in principal amount of outstanding debt securities that must consent to an amendment, supplement or waiver or consent to take any action under the indenture or the debt security or any guarantee;

(iv)
impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities or any guarantee;

(v)
waive a default in payment with respect to the debt securities or any guarantee;

(vi)
reduce or change the rate or time for payment of interest on the debt securities;

(vii)
modify the terms upon which those debt securities are convertible into, or exchangeable for, Holding’s other securities in a manner adverse to the holders; or

(viii)
modify or change any provision in the indenture affecting the ranking of the debt securities or, in the case of debt securities entitled to the benefit of any guarantee, any guarantee in a manner adverse to the holders.

The Trustee
The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict or resign.
Governing Law
The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.
Book-Entry, Delivery and Form
The debt securities will be issued in the form of one or more registered global debt securities (the “Global Debt Securities”). The Global Debt Securities will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Debt Securities may not be exchanged for debt securities in certificated form except in the limited circumstances described below. See “— Exchange of Global Debt Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the Global Debt Securities will not be entitled to receive physical delivery of debt securities in certificated form.

Transfers of beneficial interests in the Global Debt Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(i)
upon deposit of the Global Debt Securities, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Debt Securities; and

(ii)
ownership interests in the Global Debt Securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Debt Securities).

Investors in the Global Debt Securities who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Debt Securities who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Debt Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Debt Security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of an interest in the Global Debt Securities will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.
Payments in respect of the principal of, and premium (if any) and interest on, the Global Debt Securities will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Debt Securities, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:
(i)
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Debt Securities or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Debt Securities; or

(ii)
any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Debt Securities and only in respect of such portion of the aggregate principal amount of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the Global Debt Securities for debt securities in certificated form and to distribute such debt securities to its Participants.
Neither we, the trustee nor any agent of ours of the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Debt Securities for Certificated Debt Securities
Subject to certain conditions, a Global Debt Security is exchangeable for certificated debt securities in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if:
(i)
DTC notifies us that it is unwilling or unable to continue as depository for the Global Debt Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we are unable to locate a qualified successor within 90 days;

(ii)
we, in our discretion, at any time determine not to have all the debt securities represented by the Global Debt Securities; or

(iii)
an Event of Default has occurred and is continuing.

Any Global Debt Security that is exchangeable as described above is exchangeable for certificated debt securities issuable in authorized denominations and registered in such names as DTC will direct.
Same Day Settlement and Payment
We will make payments in respect of the debt securities represented by the Global Debt Securities (including principal, premium (if any) and interest) by wire transfer of immediately available funds to the accounts specified by the holder of the Global Debt Security. We will make all payments of principal, premium (if any) and interest, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address.

DESCRIPTION OF HOLDINGS’ COMMON STOCK
The following description of Holdings’ common stock is a summary of the material terms of our common stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to our fifth amended and restated certificate of incorporation (our “certificate of incorporation”), our amended and restated by-laws (our “by-laws”) and applicable Delaware law.
General
Holdings is authorized by its certificate of incorporation to issue up to 500,000,000 shares of common stock, par value $0.01 per share.
As of July 26, 2021, there were 72,390,139 shares of Holdings’ common stock, $0.01 par value, outstanding. As of June 30, 2021, there were 5,111 shares of common stock reserved for issuance pursuant to options granted under our stock option plans.
The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Dividend Rights
Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds. However, Holdings has not paid dividends on its common stock since inception.
Voting Rights; Declassified Board
Each holder of record of our common stock is entitled to one vote for each share held on all matters submitted to a vote at a meeting of our stockholders. Except as otherwise required by law, holders of our common stock will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our by-laws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Pursuant to our certificate of incorporation, all directors are elected annually for one-year terms.
Liquidation Rights
Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.
No Redemption, Conversion or Preemptive Rights
Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.
Fully Paid and Nonassessable
When Holdings issues shares of its common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Common Stock
In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The Board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.
Certain Provisions in our Certificate of Incorporation and By-laws
Holdings’ certificate of incorporation and by-laws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) providing the Board with the exclusive power to determine the exact number of directors comprising the entire Board, subject to the certificate of incorporation and the right of the holders of preferred stock to elect directors (if any); (ii) authorizing the Board or a majority of the directors then in office or the sole remaining director (and not stockholders unless there are no directors then in office) to fill vacancies in the Board; (iii) requiring advance notice of stockholder proposals; (iv) providing that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (v) providing the Board with flexibility in scheduling the annual meeting (subject to state law requirements); (vi) providing that the by-laws may be amended by the Board; and (vii) authorizing the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate. The foregoing provisions could impede a change of control.
Section 203 of the Delaware General Corporation Law
Holdings is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between Holdings and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
prior to the stockholder becoming an interested stockholder, the Board must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Holdings outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•
the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing
Holdings’ common stock is traded on the New York Stock Exchange and trades under the symbol “URI.”
Transfer Agent
The transfer agent for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF HOLDINGS’ PREFERRED STOCK
The following description of Holdings’ preferred stock outlines some of the provisions of our preferred stock. This information may not be complete in all respects and is qualified in its entirety by reference to our certificate of incorporation and by-laws, and the certificate of designation relating to your series of preferred stock. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preferred stock may differ from the general description of terms presented below.
General
Holdings is authorized by its certificate of incorporation to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.
Subject to the restrictions prescribed by law, our Board is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations and the rights, preferences, privileges, restrictions and limitations granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences and any other relative rights, preferences and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before we issue any series of preferred stock, our Board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Holdings.
Terms Contained in the Prospectus Supplement
The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other rights, preferences, privileges, restrictions or limitations of any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:
•
the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•
the initial public offering price at which we will issue the preferred stock;

•
whether the shares will be listed on any securities exchange;

•
the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•
any voting rights;

•
any conversion rights;

•
any redemption or sinking fund provisions;

•
the amount of liquidation preference per share; and

•
any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.
No Preemptive Rights
The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable
When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.
No Restrictions on Transfer
Neither our certificate of incorporation nor our by-laws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.
Issuance of Preferred Stock
In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the Board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF WARRANTS
The following description outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.
General
We may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock, and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.
Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States and having combined capital and surplus of at least $50,000,000.
The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:
•
the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
the offering price;

•
the aggregate number of warrants;

•
whether the warrants or related securities will be listed on any securities exchange;

•
the currency for which such warrants may be purchased;

•
the date on which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, and the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•
the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•
the terms of the securities issuable upon exercise of those warrants;

•
provisions for changes to or adjustments in the exercise price;

•
whether the warrants will be issued in global or certificated form; and

•
any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.
Antidilution Provisions
In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:
•
the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

•
the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

•
any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•
any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.
Modification
We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:
•
curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•
evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•
appointing a successor depositary, if the warrants are issued in the form of global securities;

•
evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•
adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•
issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•
amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:
•
changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•
shortens the time period during which the warrants may be exercised;

•
otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•
reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets
Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:
•
either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•
we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.
Replacement of Warrant Certificates
We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.
Title
We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus and any applicable prospectus supplements:
•
through underwriters or dealers;

•
through agents;

•
directly to purchasers; or

•
through a combination of any such methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions.
The applicable prospectus supplement relating to the securities will set forth:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds to us, if any, from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•
any securities exchanges on which the securities may be listed.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

VALIDITY OF SECURITIES
Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for any underwriters or agents, as the case may be, by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

United Rentals, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
United Rentals (North America), Inc.
Unsecured Debt Securities
Secured Debt Securities
(and guarantees thereon)

PROSPECTUS
July 30, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is a statement of the estimated expenses to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:
Amount to be paid
SEC registration fee	$(1)
Legal fees and expenses	70,000*
Accounting fees and expenses	20,000*
Printing costs	5,000*
Miscellaneous	5,000*
Total	$100,000*(2)

*
Estimated.

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the filing fees relating to the securities that are registered and available for sale under this registration statement.

(2)
This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities.

Item 15.   Indemnification of Directors and Officers
Delaware Registrants
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The respective certificates of incorporation of United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (“URNA”) and United Rentals (Delaware), Inc. eliminate and limit such personal liability of their directors under such terms. Further, the respective certificates of incorporation of Holdings and URNA provide that, if the DGCL is subsequently amended to permit further elimination or limitation of the personal liability of directors, the liability of a director of Holdings or URNA will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.
Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof), the stockholders or by independent legal counsel in a written opinion, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf the person to repay such expenses if it is ultimately determined that the person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
The by-laws of United Rentals (Delaware), Inc. authorize it to indemnify, to the full extent authorized by law, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the corporation or serves or served at the request of the corporation as a director, officer or employee of any other enterprise, and contains provisions substantially similar to those of the DGCL relating to advancement of expenses and the non-exclusivity of the indemnification rights therein.
Holdings has entered into indemnification agreements with its directors and officers. In general, these agreements require Holdings to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of Holdings or guaranteed any obligations of Holdings; provided, however, that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to Holdings due to willful misconduct in the performance of his duties to Holdings (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).
Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, Holdings has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.
Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Consistent with such provisions, the limited liability company agreements of United Rentals Realty, LLC and United Rentals Highway Technologies Gulf, LLC provide that, to the maximum extent permitted under Delaware law, no director shall be liable to the company or any of its members for monetary damages, except with respect to any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. They further provide that, if any provision of the DE LLC Act is subsequently amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DE LLC Act, as so amended.

Item 16.   Exhibits
(a) The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:
Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement*
3.1	Fifth Amended and Restated Certificate of Incorporation of United Rentals, Inc., dated May 7, 2020 (incorporated by reference to Exhibit 3.2 of the United Rentals, Inc. and United Rentals (North America), Inc. Current Report on Form 8-K filed on May 8, 2020)
3.2	Amended and Restated By-Laws of United Rentals, Inc., amended as of May 7, 2020 (incorporated by reference to Exhibit 3.3 of the United Rentals, Inc. and United Rentals (North America), Inc. Current Report on Form 8-K filed on May 8, 2020)
3.3	Restated Certificate of Incorporation of United Rentals (North America), Inc., dated April 30, 2012 (incorporated by reference to Exhibit 3(c) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
3.4	By-laws of United Rentals (North America), Inc., dated May 8, 2013 (incorporated by reference to Exhibit 3(d) of the United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 2013)
4.1	Form of Certificate representing United Rentals, Inc. Common Stock (incorporated by reference to Exhibit 4 of Amendment No. 2 to the United Rentals, Inc. registration statement on Form S-1, Registration No. 333-39117, filed on December 3, 1997)
4.2	Form of Certificate of Designations*
4.3	Form of Senior Indenture between United Rentals, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the United Rentals, Inc. and United Rentals (North America), Inc. Registration Statement on Form S-3, Registration No. 333-222683, filed on January 25, 2018)
4.4	Form of Senior Note of United Rentals, Inc. (included in Exhibit 4.3)
4.5	Form of Senior Indenture among United Rentals (North America), Inc., United Rentals, Inc. and certain subsidiaries of United Rentals (North America), Inc., as Guarantors, and Wells Fargo Bank, National Association, as Trustee
4.6	Form of Senior Note of United Rentals (North America), Inc. (included in Exhibit 4.5)
4.7	Form of Senior Subordinated Indenture among United Rentals (North America), Inc., United Rentals, Inc. and certain subsidiaries of United Rentals (North America), Inc., as Guarantors, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.15 of Post-Effective Amendment No. 1 to the United Rentals, Inc. Registration Statement on Form S-3, Registration No. 333-177552, filed on September 28, 2012)
4.8	Form of Senior Subordinated Note of United Rentals (North America), Inc. (included in Exhibit 4.7)
4.9	Form of Senior Secured Indenture between United Rentals (North America), Inc. and Wells Fargo Bank, National Association, as Trustee and Notes Collateral Agent
4.10	Form of Senior Secured Note of United Rentals (North America), Inc. (included in Exhibit 4.9)
4.11	Form of Warrant Agreement*
4.12	Form of Warrant Certificate (included in Exhibit 4.11)*
5.1	Opinion of Sullivan & Cromwell LLP
21.1	Subsidiaries of United Rentals, Inc. (incorporated by reference to Exhibit 21 of the United Rentals, Inc. and United Rentals (North America), Inc. Annual Report on Form 10-K for the year ended December 31, 2020)

Exhibit No.	Description of Document
22.1	Subsidiary Guarantors (incorporated by reference to Exhibit 22 of the United Rentals, Inc. and United Rentals (North America), Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2021)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.3
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.5
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.7
25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee with respect to Exhibit 4.9

*
If applicable, to be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference.

Item 17.   Undertakings
Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 30th day of July, 2021.
UNITED RENTALS, INC.
By: /s/ Joli L. Gross Name: Joli L. Gross Title: Senior Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2021.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Michael J. Kneeland Michael J. Kneeland	Chairman of the Board of Directors
/s/ Jessica T. Graziano Jessica T. Graziano	Chief Financial Officer (Principal Financial Officer)
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
/s/ José B. Alvarez José B. Alvarez	Director
/s/ Marc A. Bruno Marc A. Bruno	Director
/s/ Bobby J. Griffin Bobby J. Griffin	Director

Signature	Title(s)
/s/ Kim Harris Jones Kim Harris Jones	Director
/s/ Terri L. Kelly Terri L. Kelly	Director
/s/ Gracia C. Martore Gracia C. Martore	Director
/s/ Filippo Passerini Filippo Passerini	Director
/s/ Donald C. Roof Donald C. Roof	Director
/s/ Shiv Singh Shiv Singh	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 30th day of July, 2021.
UNITED RENTALS (NORTH AMERICA), INC.
By: /s/ Joli L. Gross Name: Joli L. Gross Title: Senior Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2021.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Jessica T. Graziano Jessica T. Graziano	Director and Chief Financial Officer (Principal Financial Officer)
/s/ Joli L. Gross Joli L. Gross	Director, Senior Vice President, General Counsel and Corporate Secretary
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
/s/ Irene Moshouris Irene Moshouris	Director, Senior Vice President and Treasurer
/s/ Craig A. Pintoff Craig A. Pintoff	Director, Executive Vice President and Chief Administrative Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 30th day of July, 2021.
UNITED RENTALS (DELAWARE), INC.
By: /s/ Joli L. Gross Name: Joli L. Gross Title: Vice President, General Counsel and Secretary
POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2021.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ Jessica T. Graziano Jessica T. Graziano	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
/s/ Irene Moshouris Irene Moshouris	Director, Vice President and Treasurer
/s/ Craig A. Pintoff Craig A. Pintoff	Director, Vice President and Chief Administrative Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 30th day of July, 2021.
UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC
By: /s/ Joli L. Gross Name: Joli L. Gross Title: Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2021.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	President and Chief Executive Officer (Principal Executive Officer)
/s/ Jessica T. Graziano Jessica T. Graziano	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
United Rentals (North America), Inc., its sole member
/s/ Matthew J. Flannery Name: Matthew J. Flannery Title: President and Chief Executive Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 30th day of July, 2021.
UNITED RENTALS REALTY, LLC
By: /s/ Joli L. Gross Name: Joli L. Gross Title: Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
The undersigned persons do hereby constitute and appoint Craig A. Pintoff and Joli L. Gross and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as indicated below, and to execute any and all instruments for us and in our names in such capacities, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2021.
Signature	Title(s)
/s/ Matthew J. Flannery Matthew J. Flannery	President and Chief Executive Officer (Principal Executive Officer)
/s/ Jessica T. Graziano Jessica T. Graziano	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Andrew B. Limoges Andrew B. Limoges	Vice President and Controller (Principal Accounting Officer)
United Rentals (North America), Inc., its sole member
/s/ Matthew J. Flannery Name: Matthew J. Flannery Title: President and Chief Executive Officer